UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2012

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. ALSO, WHENEVER WE USE WORDS SUCH AS “BELIEVE”, “EXPECT”, “ANTICIPATE”, “INTEND”, “PLAN”, “ESTIMATE” OR SIMILAR EXPRESSIONS, WE ARE MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON OUR PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. OUR ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OUR FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS, SOME OF WHICH ARE BEYOND OUR CONTROL. FOR EXAMPLE:

•                  THIS CURRENT REPORT ON FORM 8-K DISCUSSES THE INTEREST TO BE PAID ON DRAWINGS UNDER THE TERM LOAN. HOWEVER, ACTUAL ANNUAL COSTS UNDER THE TERM LOAN WILL BE HIGHER THAN LIBOR PLUS A PREMIUM BECAUSE OF OTHER FEES AND EXPENSES ASSOCIATED WITH THE TERM LOAN; AND

•                  INCREASING THE MAXIMUM BORROWINGS UNDER OUR TERM LOAN AGREEMENT IS SUBJECT TO OBTAINING ADDITIONAL COMMITMENTS FROM LENDERS, WHICH MAY NOT OCCUR.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON OUR FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, WE DO NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 1.01. Entry into a Material Definitive Agreement.

On March 12, 2012, Hospitality Properties Trust, or we or us, entered into a term loan agreement with Wells Fargo Bank, National Association and a syndicate of other lenders, pursuant to which we obtained a $400 million term loan maturing on March 13, 2017. In addition, the term loan agreement includes a feature under which maximum borrowings may be increased to up to $500 million in certain circumstances.  We expect to use the net proceeds of the term loan to repay amounts outstanding under our $750 million revolving credit facility, repurchase our 3.80% Convertible Senior Notes due 2027 which are tendered by the holders thereof for repurchase by us on their March 20, 2012 repurchase date, redeem our 6.85% Senior Notes due 2012 as described in Item 8.01 of this Current Report on Form 8-K, and for general business purposes.

The term loan bears interest at LIBOR plus 1.45%, subject to adjustment based on changes to our senior unsecured debt ratings.  Borrowings under the term loan are unsecured, and are guaranteed by our subsidiaries owning substantially all of our assets.  The term loan provides for acceleration of payment of all amounts payable upon the occurrence and continuation of certain events of default, including change of control. The term loan contains a number of financial covenants which generally restrict our ability to incur debts, including debts secured by mortgages on our properties, in excess of calculated amounts, require us to maintain a minimum net worth, restrict our ability to make distributions under certain circumstances and require us to maintain various financial ratios.

The foregoing description of the term loan is not complete and is subject to and qualified in its entirety by reference to the term loan agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the term loan under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 8.01. Other Events.

On March 12, 2012, we issued a press release announcing that we entered into the term loan agreement, as described in Item 1.01 of this Current Report on Form 8-K, and will redeem all of our outstanding 6.85% Senior Notes due 2012 at a redemption price equal to the principal amount of $100,829,000, plus accrued and unpaid interest to the date of redemption. This redemption is expected to occur on April 11, 2012.  A copy of our press release is attached hereto as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits.

(d)                               Exhibits

We hereby file the following exhibits:

10.1                         Term Loan Agreement, dated as of March 12, 2012, among Hospitality Properties Trust, Wells Fargo Bank, National Association, as Administrative Agent, and each of the other financial institutions initially a signatory thereto.

99.1                         Press Release dated March 12, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Dated: March 12, 2012